Exhibit 23.1

KPMG LLP

Suite 800

1225 17th Street

Denver, CO 80202-5598

Consent of Independent Registered Public Accounting Firm

We consent to the use of our audit report dated March 10, 2025, with respect to the consolidated financial statements of OnKure Therapeutics, Inc., included herein, and to the reference to our firm under the heading “Experts” in the registration statement, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

March 20, 2025